UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 25, 2007

Bovie Medical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York   11747
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code
(631) 421-5452

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐ Pre-commencement communications pursuant to Rule l4d- 2(b) under the Exchange Act (17 CFR 240. l4d- 2(b)

☐ Pre-commencement communications pursuant to Rule 13 e-4( c) under the Exchange Act (17 CFR 240.13 e-4( c)

ITEM: 4.01    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 25, 2007, Bovie Medical Corporation engaged the Certified Public Accounting firm of Kingery and Crouse PA, located at 2801 West Busch Boulevard, Suite 200, Tampa, Florida 33618, as its independent auditor for fiscal 2007. The appointment will be subject to approval of shareholders at our next annual shareholder meeting. Such firm will review our quarterly filings with the SEC during fiscal 2007.

During the first quarter, 2007, Steven Bloom, the principal of Bloom and Company, LLP our auditor since 1983, passed away suddenly and unexpectedly. Steven Bloom was uniquely and highly respected by his peers as well as our management and staff for his focused zeal for his work and his hands-on commitment to satisfying each and every aspect of the auditing process. His untimely passing occasioned our management to re-evaluate its auditor situation which gave rise to the change of auditors. Given the fact that our manufacturing facilities are in Florida, we determined that logistically it would be more advantageous and efficient for us to have our auditor located in proximity to our operations in Florida.

Bovie Medical Corporation

By: /S/ Andrew Makrides
Andrew Makrides, President